BDO                   BDO Dunwoody LLP            600 Cathedral Place
                      Chartered Accountants       925 West Georgia Street
                                                  Vancouver, BC, Canada V6C 3L2
                                                  Telephone:  (604) 688-5421
                                                  Telefax:  (604) 688-5132
                                                  E-mail:  vancouver@bdo.ca
                                                  www.bdo.ca

                                  Exhibit 23.1

Consent of Independent Registered Public Accounting Firm


Minera Andes Inc.
Spokane, Washington


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 and S-8 (Registration Statement Nos. 333-77663 and 333-34023, respectively) of Minera Andes Inc., of our report dated March 4, 2005 (except for Note 13, March 22, 2005) relating to the consolidated financial statements of Minera Andes Inc., which appears in this Form 10-KSB.


/s/  BDO Dunwoody LLP
-----------------------------
     BDO Dunwoody LLP

     Chartered Accountants


     Vancouver, Canada
     April 29, 2005